Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Enviro Cleanse Inc of our report dated October 25, 2012, relating to the financial statements of the quarter ended August 31, 2012.

We also consent to the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 25, 2012